Exhibit 4.4

EXECUTION VERSION

ECHOSTAR CORPORATION,
as the Company
AND EACH OF THE GUARANTORS PARTY HERETO
10.75% SENIOR SPECTRUM SECURED NEW NOTES DUE 2029
FIRST SUPPLEMENTAL INDENTURE Dated as of September 7, 2025

Supplemental Indenture (this “Supplemental Indenture”), dated as of September 7, 2025, among Spectrum Business Trust 2025-1, a Nevada business trust (the “Guaranteeing Subsidiary”), EchoStar Corporation, a Nevada corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture dated as of November 12, 2024 (the “Indenture”), providing for the issuance of 10.75% Senior Spectrum Secured New Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Notes Guarantee”);

WHEREAS, Section 9.01(4) and Section 9.06 of the Indenture provide that the Indenture may be modified, amended or supplemented by the Company, the Guarantors, the Trustee and the other parties to the Indenture, as applicable, without consent of any Holder to make any change that does not adversely affect the legal rights hereunder of any Holder, the Trustee or the Collateral Agent; and

WHEREAS, pursuant to Section 9.01 and Section 9.06 of the Indenture, the Company, the Guaranteeing Subsidiary, the Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged each party hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE ONE

ACCESSION

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.	Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Notes Guarantee and in the Indenture including but not limited to Article X thereof.

ARTICLE TWO

AMENDMENT

Effective as of the date hereof, Article X of the Indenture will be amended by inserting the following new Section 10.04:

Notwithstanding anything to the contrary, each Guarantor may, at its option, pay or cause to be paid any principal of, premium, if any, interest on, and all other amounts payable in respect of the EchoStar New Notes, including, without limitation, amounts payable under Sections 3.07 (Optional Redemption), 3.08 (Special Partial Mandatory Redemption), 4.01 (Payment of EchoStar New Notes), Article VIII (Legal Defeasance and Covenant Defeasance), Article XII (Satisfaction and Discharge), each Global Note or otherwise, on the dates and in the manner provided in the EchoStar New Notes and in this EchoStar New Notes Indenture.  In furtherance of any Satisfaction and Discharge pursuant to Section 12.01(a)(1)(B), (i) each Guarantor may issue and deliver a notice of redemption and irrevocably deposit or cause to be deposited with the Trustee the trust funds contemplated under such Section, (ii) any required Officers’

Certificate to be delivered pursuant to Section 12.01(b) may be delivered by Officers of a Guarantor (or, in the case of any statutory trust Guarantor, any trustee or other duly authorized officer of such statutory trust) and (iii) any required Opinion of Counsel to be delivered pursuant to Section 12.01(b) may be counsel to a Guarantor. Any such payment by a Guarantor pursuant to this Section 10.04, once made in full, shall be deemed a payment made by the Company for all purposes of this EchoStar New Notes Indenture and the EchoStar New Notes and shall release the Company from the corresponding obligation to make such payment.

For the avoidance of doubt, the right of any Guarantor to make payments pursuant to this Section 10.04 shall not, by itself, release, discharge, substitute or otherwise affect the obligations of the Company to the Holders or the Trustee to make such payments when due, in accordance with the terms of the EchoStar New Notes and this EchoStar New Notes Indenture, and the Company shall at all times remain liable for the full amount of principal of and interest and premium if any, on the Notes and for the other obligations of the Company under this EchoStar New Notes Indenture unless and until such payments are made in full by a Guarantor.

3.	Corresponding Amendments. Pursuant to Sections 1, 2, 5 and 6 of each Global Note, with effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as supplemented by this Supplemental Indenture, the terms of the Indenture, as supplemented by this Supplemental Indenture, shall govern and be controlling.
4.	Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon and after the execution of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

5.	No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Notes Guarantees, this Indenture, this Supplemental Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
6.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
7.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.	The Trustee and Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SPECTRUM BUSINESS TRUST 2025-1

By: The Bank of New York Mellon Trust Company, N.A., as trustee

By: /s/Melissa Matthews
Name: Melissa Matthews
Title: Agent

Signature Page to Supplemental Indenture

ECHOSTAR CORPORATION

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Executive Vice President and Chief Financial Officer, DISH

NORTHSTAR SPECTRUM, LLC

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

SNR WIRELESS HOLDCO, LLC

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

DBSD SERVICES LIMITED

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION HOLDCO, L.L.C.

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

NORTHSTAR WIRELESS, LLC

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

Signature Page to Supplemental Indenture

SNR WIRELESS LICENSECO, LLC

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

DBSD CORPORATION

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION L.L.C.

By: /s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

Signature Page to Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By: /s/ Michael C. Jenkins
Name: Michael C. Jenkins
Title: Vice President

Signature Page to Supplemental Indenture